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                                                                  Exhibit 1.1(b)

                        Nuveen Unit Trusts, Series 129
                         Trust Indenture and Agreement

                           Dated: September 5, 2001

     This Trust Indenture and Agreement by and between Nuveen Investments, as Depositor and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trusts, Series 104 and certain subsequent Series, effective October 5, 2000" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                               Witnesseth That:

     In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    Part I

                    Standard Terms and Conditions of Trust

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    Part II

                     Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          (a) The above-referenced Series consists of the Trust Fund(s) included in the Prospectus.

          (b) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust for the Trust Fund(s) included in the Prospectus for the above-referenced Series under this Trust Indenture and Agreement.

          (c) The fractional undivided interest in and ownership of a Trust Fund represented by each Unit for the Trust Fund on the Initial Date of Deposit is 1/(the number of Units) set forth under the caption "Statement(s) of Condition--Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus.
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          (d) The number(s) of Units created of a Trust Fund(s) are as set forth under the caption "Statement(s) of Condition--Interest of Unitholders:
     Units of fractional undivided interest outstanding" in the Prospectus for the Trust Fund(s).

          (e) Article I of the Standard Terms and Conditions of Trust is hereby amended to add the following definitions:

          Zero Coupon Obligations

               Any zero coupon bonds, i.e., obligations which accrue but do not pay income currently, which are sold at a discount from principal value and represent an obligation to receive the principal value thereof at a future date, issued by the U.S. government, which are deposited in a Trust Fund. Only Zero Coupon Obligations which if certificated, are or may be registered and held by the Trustee in book entry form on the registration books of a bank or clearing house which it is authorized to use as custodian of assets of a unit investment trust pursuant to the Investment Company Act of 1940 shall be eligible for deposit in any Trust Fund.

          Zero Coupon Obligation Maturity Date

               The Treasury Obligations Maturity Date shall be as set forth in the Prospectus under "Schedule of Investments."

          (f) Section 4.01(a) shall be amended to add the following paragraph at the end of the Section:

          For Zero Coupon Obligations, an Evaluation as described above shall be based (a) on the basis of the current bid price on the over-the-counter market (unless the Evaluator deems such price inappropriate as a basis for evaluation), (b) on the basis of current bid prices for the Zero Coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Trust, (c) if bid prices are not available for the Zero Coupon Obligations, on the basis of bid prices for comparable securities, (d) by determining the valuation of the Zero Coupon Obligations on the bid side of the market by appraisal, or (e) by any combination of the above. However, if Zero Coupon Obligations are sold on such day, then such Evaluation for the Zero Coupon Obligations shall be the weighted average of the execution prices for all Zero Coupon Obligations sold on such day.

          (g) The first sentence of Section 3.10(a) is hereby replaced with the following:

          The New Securities shall be Zero Coupon Obligations or Equity Securities and shall, in the opinion of the Depositor, be of the same general quality as those Securities originally deposited. New Securities which are Zero Coupon Obligations must have the same maturity value as the Special Securities and, as close as is reasonably practical, the same maturity date, which must be on or prior to the Mandatory Termination Date.

          (h) Section 2.01(b)(1) shall be amended by adding the following at the conclusion thereof:

          For the Nuveen Nasdaq-100 Growth and Treasury Portfolio, the Trustee shall not accept any deposit pursuant to this Section 2.01(b)(1) unless the Depositor and Trustee have each determined that the maturity value of the Zero Coupon Obligations included in the deposit, divided by the number of Units created by reason of the deposit, shall equal $10.00.

          (i) Article III of the Standard Terms and Conditions of Trust is hereby amended to add the following section:

          3.18. Sale of Zero Coupon Obligations. (a) For the Nuveen Nasdaq-100 Growth and Treasury Portfolio, notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, Zero Coupon Obligations held by the Trust may not be sold unless the Depositor and the Trustee have determined that the maturity value of the Zero Coupon Obligations remaining after such proposed sale, divided by the number of Units outstanding after any tendered Units are redeemed, shall equal or exceed $10.00. However, Zero Coupon Obligations may be sold without limitation in the event of the Trust's termination.

               (b) In the event that (i) Zero Coupon Obligations may not be sold to fund a redemption of Units pursuant to paragraph (a) of this section 3.18, and (ii) no other Trust assets are available for liquidation to fund such redemption, the Depositor agrees that it will purchase such Units in accordance with Section 5.02(c), and will tender such Units for redemption only at such time and in such manner that the Zero Coupon Obligations remaining after the sale required to fund such redemption will have a maturity value of not less than $10.00 per Unit. However, if the Depositor fails to meet this obligation, the Trustee will advance to the Trust such amounts as may be necessary to pay the Redemption Value of the tendered Units. The Trustee shall be reimbursed the amount of any such advance from the Trust as soon as Zero Coupon Obligations may be sold in such amount as will not reduce the maturity value of Zero Coupon Obligations still held in the Trust below the amount required to distribute $10.00 per Unit from the proceeds of the sale or maturity of the Zero Coupon Obligations upon the termination of the Trust on the Mandatory Termination Date. The Trustee shall be deemed to be the beneficial owner of the Zero Coupon Obligations held in the Trust to the extent of all amounts advanced by it pursuant to this Section 3.18, and such advances shall be secured by a lien on the Trust prior to the interest of Unitholders, provided, however, that the Trustee's beneficial interest in the Trust and the lien securing such interest shall not at any time exceed such amount as would reduce the amount distributable from the Trust upon maturity or sale of Zero Coupon Obligations upon the termination of the Trust on the Mandatory Termination Date to less than $10.00 per Unit. Nothing in this paragraph shall be deemed to restrict the Trustee's authority to terminate the Trust pursuant to
          Section 8.01(f) in the event the Depositor fails or ceases to act as described in such section.

               (c) In the event that (i) Zero Coupon Obligations may not be sold to pay Trust expenses pursuant to paragraph (a) of this Section 3.18; and (ii) no other Trust assets are available for liquidation to pay such expenses, the Depositor shall be liable for such expenses required to be paid pursuant to the Standard Terms and Conditions of Trust and this Trust Agreement or otherwise required for the administration of the Trust.


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          In Witness Whereof, Nuveen Investments has caused this Trust
Indenture and Agreement for Nuveen Unit Trusts, Series 129 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Bank of New York has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.



                                       Nuveen Investments,
                                            Depositor


                                       By /s/ Jill C. Jacobs
                                         ------------------------
                                          Authorized Officer


(Seal)

Attest:

By /s/ Nicholas Dalmaso
  -------------------------
     Assistant Secretary

                                       The Bank of New York, Trustee


                                       By /s/ Thomas Porrazzo
                                         ----------------------------
                                           Vice President or
                                           Authorized Officer


(Seal)

Attest:

By /s/ Irene Guglielmo
  --------------------------
      Assistant Treasurer

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                Schedule A to the Trust Indenture and Agreement

                        Securities Initially Deposited

                                      in

                        Nuveen Unit Trusts, SERIES 129


    (Note: Incorporated herein and made a part hereof is the "Schedule(s) of Investments" as set forth for the Trust Fund(s) in the Prospectus.)

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